FORM 55-102F6	Notice - Collection and Use of Personal Information: The personal information required under this form is collected on behalf of and used by the securities regulatory authorities set out below for purposes of the administration and enforcement of certain provisions of the securities legislation in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Nova Scotia and Newfoundland. Some of the required information will be made public pursuant to the securities legislation in each of the jurisdictions indicated above. Other required information will remain confidential and will not be disclosed to any person or company except to any of the securities regulatory authorities or their authorized representatives If you have any questions about the collection and use of this information, you may contact the securities regulatory authority in any jurisdiction(s) in which the required information is filed, at the address(es) or telephone number(s) set out on the back of this report.

INSIDER REPORT

(See instructions on the back of this report)
NOTE: July3/03-Consolidated version of form, as recently amended-For your convenience-Effective in Alta., B.C., Man., Newf./Lab., Ont., and Que. and in other juris., at a later date.
BOX 1.	NAME OF THE REPORTING ISSUER (BLOCK LETTERS)						BOX 3. NAME, ADDRESS AND TELEPHONE NUMBER OF THE INSIDER (BLOCK LETTERS)				BOX 4. JURISDICTION(S) WHERE THE ISSUER IS A REPORTING ISSUER OR THE EQUIVALENT

MICROMEM TECHNOLOGIES INC.							FAMILY NAME OR CORPORATE NAME
KUPER
							GIVEN NAMES				ALBERTA
							CYNTHIA					ONTARIO
							NO.		STREET	APT	BRITISH COLUMBIA
BOX 2.	INSIDER DATA						1952 MONTGOMERY AVE.					QUEBEC
							CITY				MANITOBA
RELATIONSHIP(S) TO REPORTING ISSUERS			DATE OF LAST REPORT FILED	DD	MM	YY	VILLANOVA					SASKATCHEWAN
			OR				PROV		POSTAL CODE		NEWFOUNDLAND
5				01	02	05	PA		19085
				DD	MM	YY	BUSINESS TELEPHONE NUMBER	CHANGE IN NAME, NUMBER OR TELEPHONE NUMBER FROM LAST REPORT	Yes	No	NOVA SCOTIA
CHANGE IN RELATIONSHIP FROM LAST REPORT	YES	NO	IF INITIAL REPORT DATE YOU BECAME AN INSIDER				416-364-6513 EXT
BUSINESS FAX NUMBER
416-360-4034

BOX 5. INSIDER HOLDINGS AND CHANGES (IF INITIAL REPORT, COMPLETE SECTIONS A D E AND F ONLY. SEE ALSO INSTRUCTIONS TO BOX 5)
C
A	B	TRANSACTIONS								D	E	F
	BALANCE OF CLASS OF SECURITIES ON LAST REPORT									PRESENT BALANCE OF CLASS OF SECURITIES HELD	DIRECT /INDIRECT OWNDERSHIP / CONTROL OR DIRECTION	IDENTIFY THE REGISTERED HOLDER WHERE OWNERSHIP IS INDIRECT OR WHERE CONTROL OR DIRECTION IS EXERCISED
DESIGNATION OF CLASS OF SECURITIES			DATE			NUMBER/ VALUE ACQUIRED	NUMBER/VALUE DISPOSED OF	UNIT PRICE /EXERCISE PRICE	$ US
NATURE
		DD	MM	YY
COMMON SHARE OPTIONS	400,000	31	12	05	52		100,000	0.68	X	300,000	1

BOX 6. REMARKS

ATTACHMENT	YES	NO

This form is used as a uniform report for the insider reporting requirements under all provincial securities Acts. The terminology used is generic to accommodate the various Acts.			The undersigned certifies that the information given in this report is true and complete in every respect. It is an offence to submit information that, in a material respect and at the time and in the light of the circumstances in which it is submitted, is misleading or untrue.

CORRESPONDENCE	ENGLISH	FRENCH
BOX 7. SIGNATURE
KEEP A COPY FOR YOUR FILE
			NAME (BLOCK LETTERS)	SIGNATURE		DD	MM	YY
			CYNTHIA KUPER	/S/ CYNTHIA KUPER	DATE OF THIS REPORT	19	01	06
BCSC 55-102F6 Rev. 2002 / 2 / 8 VERSION FRANCAISE DISPONIBLE SUR DEMANDE